Exhibit 4

EXECUTION VERSION

SECOND AMENDMENT

TO

FIFTH AMENDED AND RESTATED

CREDIT AGREEMENT

Dated as of October 12, 2011

AMONG

WHITING PETROLEUM CORPORATION,

as Parent Guarantor,

WHITING OIL AND GAS CORPORATION,

AS BORROWER,

THE GUARANTORS,

JPMORGAN CHASE BANK, N.A.

AS ADMINISTRATIVE AGENT,

BANK OF AMERICA, N.A. and WELLS FARGO BANK, N.A.

AS SYNDICATION AGENTS,

COMPASS BANK AND U.S. BANK

AS DOCUMENTATION AGENTS,

AND

THE LENDERS PARTY HERETO

SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED

CREDIT AGREEMENT

THIS SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”) dated as of October 12, 2011 is among Whiting Petroleum Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Parent Guarantor”), Whiting Oil and Gas Corporation, a corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”), each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”), each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. The Borrower, the Parent Guarantor, the Administrative Agent, the Syndication Agents, the Documentation Agents and the Lenders are parties to that certain Fifth Amended and Restated Credit Agreement dated as of October 15, 2010 (as amended, restated, modified or supplemented, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower has requested and the Administrative Agent and the Lenders have agreed to increase the Borrowing Base and make certain other changes to the Commitments of the Lenders under the Credit Agreement.

C. NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Second Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Second Amendment. Unless otherwise indicated, all section references in this Second Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02.

(a) The definition of “Second Amendment” is hereby added where alphabetically appropriate:

“Second Amendment” means that certain Second Amendment to Fifth Amended and Restated Credit Agreement, dated as of October 12, 2011 among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

(b) The definition of “Agreement” is hereby amended to read:

“Agreement” means this Fifth Amended and Restated Credit Agreement, as amended by the First Amendment and the Second Amendment, as the same may be amended or supplemented from time to time.

2.2 Amendment to Annex I. Annex I to the Credit Agreement is hereby replaced with Annex I to this Amendment.

2.3 Amendment to Section 2.07(a). Section 2.07(a) of the Credit Agreement is amended and restated to read as follows:

“(a) Borrowing Base Redetermination. For the period from and including the October 12, 2011 to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be equal to One Billion Five Hundred Million Dollars ($1,500,000,000). Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Sections 2.07(e), 2.07(f), 8.12(c) or 9.11.”

Section 3. Reallocation of Commitments.

3.1 The Lenders have agreed among themselves, in consultation with the Borrower, that (a) certain of the Lenders, effective as of the Amendment Effective Date, shall increase their respective Maximum Credit Amounts and Commitments in order to increase the Aggregate Maximum Credit Amounts by increasing the Maximum Credit Amounts and Commitment of certain Lenders (each such Person, an “Increasing Lender”), and (b) Credit Agricole Corporate and Investment Bank (the “Exiting Lender”) is exiting the Agreement and is having its Maximum Credit Amount and Commitment reduced to zero and all amounts then owing to it paid in full.

3.2 The Administrative Agent and the Borrower hereby consent to (a) each Increasing Lender’s acquisition of an increased interest in the Aggregate Maximum Credit Amounts and Commitments and (b) the Exiting Lender assigning its interest in the Aggregate Maximum Credit Amounts and Commitments. The Administrative Agent and the Borrower, together with the Lenders (including the Exiting Lender), waive (i) any requirement that an Assignment or Assumption or other documentation be executed in connection with such reallocation and (ii) the payment of any processing and recordation fee to the Administrative Agent.

3.3 On the Amendment Effective Date and after giving effect to such increases and the exit of the Exiting Lender, the Maximum Credit Amounts and Applicable Percentage of each Lender shall be as set forth on Annex I of this Second Amendment and such Annex I shall supersede and replace the existing Annex I to the Credit Agreement. On or about the Amendment Effective Date, if the face amount of the Note held by any Increasing Lender is less than its Maximum Credit Amount after giving effect to the increase contemplated by this Amendment, then such Increasing Lender shall so notify the Borrower and the Borrower will deliver to each such Increasing Lender a Note payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase, and otherwise

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duly completed. Each Increasing Lender receiving a replacement Note agrees to promptly thereafter return to Borrower the previously issued Note held by such Lender marked canceled or otherwise similarly defaced.

Section 4. Conditions Precedent. This Second Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (such date, the “Amendment Effective Date”):

4.1 The Administrative Agent shall have received from the Borrower, the Parent Guarantor and each of the Lenders, counterparts (in such number as may be requested by the Administrative Agent) of this Second Amendment signed on behalf of such Person.

4.2 The Administrative Agent, the Arranger and the Lenders shall have received all fees and amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

4.3 The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth (a) resolutions of its board of directors with respect to the authorization of the Borrower or such Guarantor to execute and deliver this Second Amendment and to enter into the transactions contemplated in those documents, (b) the officers of the Borrower or such Guarantor (i) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Second Amendment and the transactions contemplated hereby, (c) specimen signatures of such authorized officers, and (d) the Organizational Documents of the Borrower and such Guarantor, certified as being true and complete (or having no changes since the date the Organizational Documents were last certified to the Administrative Agent). The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

4.4 The Administrative Agent shall have received an opinion of (a) Bruce R. DeBoer, General Counsel to the Parent Guarantor and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and (b) Foley & Lardner LLP, special New York counsel to the Parent Guarantor and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

4.5 The Administrative Agent shall be reasonably satisfied that the Security Instruments create first priority, perfected Liens (provided that Liens which are permitted by the terms of Section 9.03 to attach to the Mortgaged Properties may exist and have whatever priority such Liens have at such time under applicable law) on at least 80% of the total value of the Oil and Gas Properties evaluated in the most recently Reserve Report.

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4.6 No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Second Amendment.

4.7 The Administrative Agent is hereby authorized and directed to declare this Second Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5. Miscellaneous.

5.1 Confirmation. The provisions of the Credit Agreement, as amended by this Second Amendment, shall remain in full force and effect following the effectiveness of this Second Amendment.

5.2 Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this Second Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein; and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Second Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date and (ii) no Default or Event of Default has occurred and is continuing.

5.3 Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Second Amendment by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

5.4 NO ORAL AGREEMENT. THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. AS OF THE DATE OF THIS SECOND AMENDMENT, THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

5.5 GOVERNING LAW. THIS SECOND AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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5.6 Severability. Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first written above.

PARENT GUARANTOR:	WHITING PETROLEUM CORPORATION

	By:	/s/ James J. Volker
	Name:	James J. Volker
	Title:	Chairman and Chief Executive Officer

BORROWER:	WHITING OIL AND GAS CORPORATION

	By:	/s/ James J. Volker
	Name:	James J. Volker
	Title:	Chairman and Chief Executive Officer

SIGNATURE PAGE TO SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Ryan A. Fuessel
	Name:	Ryan A. Fuessel
	Title:	Executive Director

SIGNATURE PAGE TO SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Ryan A. Fuessel
	Name:	Ryan A. Fuessel
	Title:	Executive Director

SIGNATURE PAGE TO SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF AMERICA, N.A.

By:	/s/ Sandra M. Serie
Name:	Sandra M. Serie
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

WELLS FARGO BANK, N.A.

By:	/s/ Tim Green
Name:	Tim Green
Title:	Director

SIGNATURE PAGE TO SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

COMPASS BANK

By:	/s/ Dorothy Marchand
Name:	Dorothy Marchand
Title:	Senior Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

UNION BANK, N.A.
(formerly known as Union Bank of California, N.A.)

By:	/s/ Jarrod Bourgeois
Name:	Jarrod Bourgeois
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Bruce E. Hernandez
Name:	Bruce E. Hernandez
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

BANK OF SCOTLAND plc

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Assistant Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA

By:	/s/ Marc Graham
Name:	Marc Graham
Title:	Director

SIGNATURE PAGE TO SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

SUNTRUST BANK, NA

By:	/s/ Gregory C. Magnuson
Name:	Gregory C. Magnuson
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

KEYBANK NATIONAL ASSOCIATION

By:	/s/ David Morris
Name:	David Morris
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

BARCLAYS BANK PLC

By:	/s/ Michael J. Mozer
Name:	Michael J. Mozer
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

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SIGNATURE PAGE TO SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

COMERICA BANK

By:	/s/ Katya Evseev
Name:	Katya Evseev
Title:	Corporate Banking Officer

SIGNATURE PAGE TO SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

MORGAN STANLEY BANK

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

RAYMOND JAMES BANK, FSB

By:	/s/ Scott G. Axelrod
Name:	Scott G. Axelrod
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

ROYAL BANK OF CANADA

By:	/s/ Jay T. Sartain
Name:	Jay T. Sartain
Title:	Authorized Signatory

SIGNATURE PAGE TO SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

BOKF, N.A.
(formerly known as Bank of Oklahoma, N.A.)

By:	/s/ Michael M. Logan
Name:	Michael M. Logan
Title:	Senior Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

RB INTERNATIONAL FINANCE (USA) LLC (formerly known as RZB Finance LLC)

By:	/s/ Shirley Ritch
Name:	Shirley Ritch
Title:	Vice President

By:	/s/ Peter Armieri
Name:	Peter Armieri
Title:	Vice President

SIGNATURE PAGE TO SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

Exiting Lender: The Exiting Lender hereby signs solely for the purpose of Sections 3 and 4 and assigning its Maximum Credit Amount and Commitment.

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Sharada Manne
Name:	Sharada Manne
Title:	Director

By:	/s/ Tom Byargeon
Name:	Tom Byargeon
Title:	Managing Director

SIGNATURE PAGE TO SECOND AMENDMENT TO

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

Annex I

LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
JPMorgan Chase Bank, N.A.	11.7%	$175,000,000.00
Bank of America, N.A.	11.0%	$165,000,000.00
Wells Fargo Bank, N.A.	11.0%	$165,000,000.00
Compass Bank	10.0%	$150,000,000.00
U.S. Bank National Association	8.3%	$125,000,000.00
SunTrust Bank	8.3%	$125,000,000.00
Union Bank, N.A.	6.0%	$90,000,000.00
Bank of Scotland	4.7%	$70,000,000.00
Bank of Nova Scotia	4.0%	$60,000,000.00
KeyBank National Association	4.0%	$60,000,000.00
RB International Finance (USA) LLC	4.0%	$60,000,000.00
BOKF, N.A.	3.3%	$50,000,000.00
Comerica Bank	3.0%	$45,000,000.00
Morgan Stanley Bank	3.0%	$45,000,000.00
Royal Bank of Canada	3.0%	$45,000,000.00
Barclays Bank PLC	2.3%	$35,000,000.00
Raymond James Bank	2.3%	$35,000,000.00

TOTAL	100%	$1,500,000,000

ANNEX I